UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934.

LINCOLN NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1140070
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1500 Market Street, Suite 3900 Philadelphia, PA	19102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to
 Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-132416

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Capital Securities due 2066	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information under the heading "Descriptions of Securities We May Sell - Debt Securities" in the Prospectus included in the Registration Statement on Form S-3 (No. 333-132416) of Lincoln National Corporation, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX filed on March 14, 2006, as supplemented by the information under the heading "Description of the Capital Securities" on pages S-39 through S-55 of the Registrant's related Prospectus Supplement filed under Rule 424(b), dated April 12, 2006, which information is incorporated herein by reference and made part of this Registration Statement.

Item 2. Exhibits

4.1
Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago), dated May 1, 1996 (incorporated by reference to Exhibit 4(j) of the Registrant's Annual Report on Form 10-K (File No.1-6028) for the year ended December 31, 2001).

4.2
Second Supplemental Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, dated April 20, 2006 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K (File No. 1-6028) filed with the Securities and Exchange Commission on April 20, 2006).

4.3
Form of 6.75% Capital Securities due 2066 of Lincoln Financial Corporation (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K (File No. 1-6028) filed with the Securities and Exchange Commission on April 20, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LINCOLN NATIONAL CORPORATION.
By: /s/ Frederick J. Crawford
Name: Frederick J. Crawford
Title: Senior Vice President and
Chief Financial Officer

DATED: April 20, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago), dated May 1, 1996 (incorporated by reference to Exhibit 4(j) of the Registrant's Annual Report on Form 10-K (File No.1-6028) for the year ended December 31, 2001).

4.2
Second Supplemental Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, dated April 20, 2006 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K (File No. 1-6028) filed with the Securities and Exchange Commission on April 20, 2006.

4.3
Form of 6.75% Capital Securities due 2066 of Lincoln Financial Corporation (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K (File No. 1-6028) filed with the Securities and Exchange Commission on April 20, 2006).